UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2007

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     National City Corporation announced on November 9, 2007 that it will revise its previously reported third quarter 2007 earnings as a result of a proposed settlement of a class action lawsuit and developments in a Visa lawsuit.
     On November 6, 2007, National City’s subsidiary bank, National City Bank, along with several affiliated entities, reached an agreement in principle with the plaintiffs of a class action lawsuit involving mortgage loan originators. Under the proposed settlement, National City, without admitting any liability, agreed to resolve all wage and hour claims of the loan originators identified as employees during the class period. The settlement is subject to court approval. National City has established a reserve of $25,000,000. This resulted in a $17 million reduction in net income, or $.03 reduction in diluted earnings per share, in the third quarter of 2007.
     On November 7, 2007, Visa Inc. announced that it reached a settlement with American Express related to an antitrust lawsuit. The settlement is subject to certain approvals. Previously, Visa announced that it completed restructuring transactions in preparation for an initial public offering planned for early 2008, and, as part of those transactions, National City’s membership interest in Visa was exchanged for an equity interest in Visa Inc. National City and other Visa member banks are obligated to share in certain losses in connection with this litigation. National City’s indemnification obligation is limited to its proportionate membership share of approximately 8%. In consideration of this development and accounting guidance related to the Visa matters received from the Securities and Exchange Commission on November 7, 2007, National City recorded a $157 million liability for litigation and a corresponding expense in the third quarter of 2007. This resulted in a $108 million reduction in net income, or $.18 reduction in diluted earnings per share, in the third quarter of 2007. National City anticipates at this time that its proportionate share of the proceeds of the planned Visa Inc. initial public offering will more than completely offset such items.
     As a result of the proposed settlements, previously reported net income for the third quarter of 2007 of $106 million, or $.18 per diluted share, will be revised to a net loss of $19 million, or $.03 per diluted share. Previously reported net income for the first nine months of 2007 of $772 million, or $1.28 per diluted share, will be revised to $647 million, or $1.07 per diluted share. These items will be reflected in National City’s financial statements for the third quarter to be included in Form 10-Q, which will also include additional information about these items. National City expects to file its Form 10-Q for the quarter ending September 30, 2007 by November 14, 2007.
     A copy of the news release related to these items is attached hereto as Exhibit 99 and incorporated herein.

Forward looking statements
     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, National City’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting National City’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in National City’s Annual Report on Form 10-K for the year ended December 31, 2006, and subsequent filings with the United States Securities and Exchange Commission. Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on National City’s Web site at www.nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Exhibit 99 — News Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)

Dated: November 9, 2007	By /s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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